SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): April 1, 2005


                           Tommy Hilfiger Corporation
             (Exact Name of Registrant as Specified in its Charter)


      British Virgin Islands        1-11226                   98-0372112
      ----------------------        -------                   ----------
      (State or other       (Commission File Number)         (IRS Employer
       jurisdiction of                                    Identification Number)
       incorporation)

 9/F, Novel Industrial Building, 850-870 Lai Chi Kok Road, Cheung Sha Wan,
                               Kowloon, Hong Kong
                    (Address of principal executive offices)

                                  852-2216-0668
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 7, 2005, Tommy Hilfiger Corporation (the "Company") issued a press release announcing that Joel J. Horowitz has agreed to serve as Non-Executive Chairman of Company's Board of Directors (the "Board") from April 1, 2005 through the date of the Company's 2005 Annual Meeting of Shareholders, whereupon he shall retire from the Company. In consideration for his services as Non-Executive Chairman of the Board, the Company has agreed to pay Mr. Horowitz at a rate of $40,000 per year, plus benefits. Mr. Horowitz will also receive $5,000 for attendance at each meeting of the Board of Directors of the Company during such period. A copy of the press release announcing Mr. Horowitz's appointment as Non-Executive Chairman of the Board and retirement from the Company is attached as Exhibit 99.1 to this report.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

99.1        Press Release of the Registrant, dated April 7, 2005.


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                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                            TOMMY HILFIGER CORPORATION


                                            By:   /s/ Joseph Scirocco
                                               ---------------------------------
                                               Name:  Joseph Scirocco
                                               Title: Executive Vice President,
                                                      Chief Financial Officer &
                                                      Treasurer

Date:  April 7, 2005


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                                  EXHIBIT INDEX

EXHIBIT NO.        DESCRIPTION OF DOCUMENT

99.1        Press Release of the Registrant, dated April 7, 2005.